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                                                                Exhibit 10(a)



                               CONSENT OF COUNSEL

              Warburg, Pincus Global Telecommunications Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-60683, Investment Company Act File No. 811-08935) of Warburg, Pincus Global Telecommunications Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                                     /s/Willkie Farr & Gallagher
                                                     ---------------------------
                                                        Willkie Farr & Gallagher





New York, New York
October 23, 1998